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                                                                    EXHIBIT 23.9

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 26, 1999, with respect to the financial statements and schedule of Gray Communications Systems, Inc. included in the Proxy Statement of Bull Run Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of Bull Run Corporation.


                                                /s/ ERNST & YOUNG LLP


Atlanta, Georgia
August 5, 1999